EXHIBIT 10.4

BANCTRUST FINANCIAL GROUP, INC.

OPTION AGREEMENT -

NONQUALIFIED SUPPLEMENTAL STOCK OPTION

(2001 Incentive Compensation Plan)

THIS AGREEMENT made and entered into on this              day of                         ,                 , by and between BANCTRUST FINANCIAL GROUP, INC. (called the “Company” herein), and                                                                           (called the “Optionee” herein);

W I T N E S S E T H :

WHEREAS, the Board of Directors of the Company adopted the 2001 Incentive Compensation Plan (called the “Plan” herein) of the Company, a copy of which is on file with the Secretary of the Company, on April 17, 2001;

WHEREAS, the shareholders of the Company approved the Plan at the Company’s 2001 annual shareholders’ meeting; and

WHEREAS, the Grantee desires to acquire this Option, which is granted, pursuant to the Plan, to the Grantee as a Director of the Company or as an Employee of the Company or one of its Subsidiary Corporations.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein and for other good and valuable consideration, the parties hereto have agreed, and do hereby agree, as set forth herein.

1. DEFINITIONS

Unless the context clearly indicates otherwise, for purposes of this Agreement, terms used herein shall have the same meaning as they do in the Plan. Without limiting the generality of the foregoing, the following terms shall have the respective meanings set forth below:

(a) “Board of Directors” means the Board of Directors of the Company.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Committee” means the Personnel/Compensation Committee of the Board of Directors (or any successor committee thereto), which committee shall have the responsibility of administering the Plan.

(d) “Common Stock” means the common stock of the Company, or such other class of shares or other securities to which the provisions of this Agreement may be applicable by reason of the operation of Section 9 hereof.

(e) “Company” means BancTrust Financial Group, Inc. or any successor corporation.

(f) “Director” means any elected member of the Board of Directors of the Company.

(g) “Employee” means any person employed by the Company or any Subsidiary Corporation.

(h) “Incentive Stock Option” means an option to purchase shares of Common Stock of the Company that is intended to qualify as an incentive stock option under Section 422 of the Code.

(i) “Permanent Disability” means that the Grantee (1) has established to the satisfaction of the Board of Directors that the Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than twelve (12) months (all within the meaning of Section 422(c)(6) and Section 22(e)(3) of the Code), and (2) has satisfied any requirement imposed by the Board of Directors in regard to evidence of such disability.

(j) “Retirement”, as applied to a Grantee (i) who is an Employee, means normal or early retirement as provided for in the applicable qualified pension plan of the Company and/or one or more of its Subsidiary Corporations; provided that a Grantee shall not be deemed to have retired if his employment is terminated by the Company because of negligence or malfeasance; and (ii) who is a Director, means ceasing to serve as an elected member of the Board of Directors, whether by resignation, removal or failure to stand for reelection or to be reelected.

(k) “Subsidiary Corporation” of the Company means any present or future corporation (other than the Company) which would be a “subsidiary corporation” as defined in Section 424(f) and (g) of the Code.

(l) “Supplemental Stock Option” means an Option granted under the Plan, other than an Incentive Stock Option.

2. GRANT

The Company does hereby irrevocably grant to the Grantee, pursuant to the Plan and not in lieu of salary or any other compensation for services, the right and option (called the “Option” herein), as a Supplemental Stock Option, to purchase all or any part of an aggregate of              shares of the Common Stock of the Company, only on the terms and conditions set forth herein. The option price per share shall be the sum of $                     .

3. DURATION

Anything contained herein (including Sections 5 and 9 hereof) to the contrary notwithstanding, the Option shall be valid during only the period commencing on the date hereof and ending ten (10) years after the date hereof, unless sooner terminated as provided herein, and the Option shall expire and not be exercisable after the expiration of the said ten (10) year period.

4. TIME OF EXERCISE

The Option shall be exercisable, in whole or in part, at any time or times, on the basis of lapse of time only, commencing after one year from the date of the grant of the Option. The Option granted herein must be exercised, if at all, during the ten (10) year period commencing with the date of the grant of the Option. Anything contained herein to the contrary notwithstanding, no Option shall be exercisable in any event after the expiration of ten (10) years from the date that such Option is granted. During the lifetime of the Grantee, the Option shall be exercisable only by him, shall not be assignable or transferable by him, and no other person shall acquire any right therein.

5. TERMINATION

(a) Employees. As to Grantee, who is an Employee, if the Grantee’s employment by the Company and each Subsidiary Corporation thereof shall terminate, his Option shall terminate immediately; provided, however, that if any termination of employment is due to Retirement, the Grantee shall have the right to exercise his Option, in whole or in part, as to all shares then subject thereto, at any time or times within three (3) months after such Retirement; and provided further, however, that if the Grantee shall furnish proof reasonably satisfactory to the Committee that termination of employment is due to a Permanent Disability, the Grantee shall have the right to exercise his Option, in whole or in part as to all shares then subject thereto, at any time or times within one (1) year after termination based on such Permanent Disability. Provided, further, that if the Employee Grantee shall die while in the employment of the Company or one of its Subsidiary Corporations, the executor or administrator of his estate shall have the right to exercise Grantee’s Option, in whole or in part, as to all shares then subject thereto and at any time or times within one (1) year from the date of Grantee’s death; if the Grantee shall die within three (3) months after Retirement or within one (1) year after termination based on such Permanent Disability the executor or administrator of his estate shall have the right to exercise said Grantee’s Option, in whole or in part, as to all shares then subject thereto within the same period said Grantee could have exercised said Option; provided further, that the Option shall in no event be exercisable after the expiration of ten (10) years from the date that it is granted, whichever shall occur first. Whether any other termination of employment shall be considered a Retirement and whether an authorized leave of absence or absences on military or government service or for other reasons shall constitute a termination of employment for the purposes of the Plan, shall be determined by the Board of Directors, which determination shall be final and conclusive.

(b) Directors. As to a Grantee who is a Director, his Option shall terminate upon the earliest to occur of (1) the expiration of any applicable Option Period as set forth elsewhere in this Agreement, (2) the expiration of three (3) months after the Grantee’s Retirement, (3) the expiration of one (1) year after the Grantee ceases to serve as a Director due to the death of the Grantee, or (4) the date the Grantee ceases to serve as a Director for any reason other than Retirement or death.

6. ASSIGNMENT OR TRANSFER

The Option shall not be assignable or transferable otherwise than by will or the laws of descent and distribution. During the lifetime of the Grantee, the Option shall be exercisable only by him and shall not be assignable or transferable by him and no other person shall acquire any right therein. More particularly, but without limiting the generality of the foregoing, the Option may not be assigned or transferred (except as noted herein), in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, or other disposition of the Option contrary to the provisions hereof, and the levy of any attachment or similar process on the Option, shall be null and void and without effect.

7. MANNER OF EXERCISE

Shares of Common Stock purchased under the Option shall at the time of purchase be paid for in full. The Option may be exercised from time to time by written notice to the Company stating the number of shares with respect to which the Option is being exercised, and the time of the delivery thereof, which shall be at least seven (7) days after the delivery of such notice unless an earlier date shall have been mutually agreed upon; except that in no event shall such date be after the expiration of the ten (10) year period in Section 3 hereof. At such time the Company shall, without transfer or issue tax to the Grantee (or other person entitled to exercise the Option), deliver to the

Grantee (or other person entitled to exercise the Option) at the principal office of the Company, or such other place as shall be mutually acceptable, a certificate or certificates for such shares against payment of the Option price in full for the number of shares to be delivered by certified or official bank check or other appropriate form of payment acceptable to the Company; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any requirements of law. If the Grantee (or other person entitled to exercise the Option) fails to accept delivery of and pay for all or any part of the number of shares specified in such notice upon tender of delivery thereof, his right to exercise the Option with respect to such undelivered shares may be terminated at the election of the Committee.

8. AGREEMENTS OF GRANTEE

The Grantee does hereby agree as follows:

(a) that he will not exercise the Option unless a registration statement of the Company filed with the Securities and Exchange Commission relating to the shares has become effective or unless counsel for the Company shall determine that exercise of the Option prior to such registration statement having become effective would not result in a violation of the Securities Act of 1933; and

(b) that he will not sell any shares acquired by exercise of the Option until counsel for the Company shall determine that such sale would not result in a violation of the Securities Act of 1933.

9. ADJUSTMENTS; CHANGE OF CONTROL

The aggregate number of shares of Common Stock covered by the Option, the aggregate number of shares of Common Stock on which Options may be granted to any one such person, the number of shares thereof covered by each outstanding Option, and the price per share thereof in each such Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from the subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend after the date of this Agreement; provided that any fractional shares resulting from any such adjustment shall be eliminated.

Subject to any required action by the shareholders, if the Company shall be the surviving or resulting corporation in any merger, consolidation, or other Reorganization, any Option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the Option would be entitled on the effective date of such merger or consolidation; but a dissolution or complete liquidation of the Company or a merger, consolidation or other Reorganization in which the Company is not the surviving or resulting corporation, shall cause the Option to terminate on the effective date of such dissolution, complete liquidation, merger, consolidation, or other Reorganization; provided, however, that the Company shall give not less than thirty (30) days’ written notice prior to the effective date of the said transaction to the Grantee, who shall have the right to exercise his Option during the thirty (30) day period immediately preceding such effective date, as to all or any part of the shares covered thereby, including, without limitation, shares as to which such Option would not otherwise be exercisable by reason of an insufficient lapse of time (anything contained in Section 4 hereof to the contrary notwithstanding); and provided further, that no such acceleration shall occur if any such transaction is approved by the affirmative vote of not less than seventy-five percent (75%) of the directors of the Company, and the surviving or resulting corporation shall assume such options or tender an option or options to purchase its shares on such terms and conditions, both as to the number of shares and otherwise, so as to provide substantially the same benefits available under the Option.

The term “Reorganization” as used in this Section means and refers to any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company or its Subsidiary Corporations, or sale of twenty-five percent (25%) or more of the voting securities of the Company pursuant to which the Company becomes a subsidiary of or is controlled by, another person or is not the surviving or resulting corporation, all after the effective date of the Reorganization. The term “person” refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, or any other form of entity not specifically listed herein.

10. RIGHTS OF A SHAREHOLDER

The Grantee shall have no rights as a shareholder with respect to any shares of common stock of the Company until the date of issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance, except as may be required under Section 9 hereof.

11. MODIFICATIONS

At any time, and from time to time, the Board of Directors may modify the Option, provided no such modification shall confer on the Grantee any right or benefit which could not be conferred on him by the grant of a new Option at such time, or impair the Option without the consent of the Grantee.

12. CONSTRUCTION

If there should be any inconsistency or discrepancy between this Agreement and the Plan itself, the Plan and its provisions shall supersede, control, govern and be binding in all events. The provisions of the Plan shall not be merged into this Agreement but shall survive as controlling and binding covenants of this Agreement, whether incorporated herein by specific reference or otherwise.

The interpretation and construction by the Board of Directors of any provisions of the Option and any determination by the Board of Directors pursuant to any provision of the Option shall be final and conclusive. No member of the Board of Directors shall be liable for any action or determination made in good faith.

The captions or headings of the respective Sections of this Agreement are for convenient reference only and shall not be given any consideration or effect in any construction hereof.

13. APPROVALS

The Option is granted subject to the approval of the Plan by the shareholders of the Company, unless such approval has been obtained prior to the date of this Agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and on its behalf and its corporate seal to be impressed hereon and attested by its officers thereunto duly authorized, and the Grantee has set his hand and seal hereon, all on the date first above written.

COMPANY:

BANCTRUST FINANCIAL GROUP, INC.

(AFFIX CORPORATE SEAL)	By:
, as its President

ATTEST:

, as its Secretary

GRANTEE:

(SEAL)